Exhibit 10.41

AGREEMENT

THIS AGREEMENT is made as of October 1, 2003, by and among eRoomSystem Technologies, Inc., a Nevada corporation having an office at 3770 Howard Hughes Parkway, Suite 175, Las Vegas, Nevada 89109 (“eRoom”), eRoomSystem SPE, Inc., a Nevada corporation, having an office at 1221 W. Hays Street, Boise, Idaho 83702 (“eRoom SPE”), RSi BRE, Inc, a Nevada corporation (“RSi”), eRoomSystem Services, Inc. (formerly RoomSystems, Inc.), a Nevada corporation, having an office at 390 North 3050 E., St. George, Utah 84790 (“eRoom Services”, and collectively with eRoom, eRoom SPE and RSi, the “eRoom Parties”), AMRESCO Commercial Finance, Inc., a Nevada corporation (“AFI”) and AMRESCO Leasing Corporation (“AMRESCO”), each having an address at 412 E. Parkcenter Blvd., Suite 300, Boise, Idaho 83767, and Gestetner Group, LLC, a New Jersey limited liability company (“Gestetner”), having an address at 1072 Madison Ave., Lakewood, NJ 08701.

Capitalized terms not otherwise defined herein shall have the meaning set forth in that certain Amended and Restated Master Business Lease Financing Agreement by and among AMRESCO and the eRoom Parties dated February 23, 2001 (the “Master Lease Agreement”).

WITNESSETH

WHEREAS, AMRESCO, eRoom and RSi are parties to that certain Amended and Restated Program Agreement dated as of March 10, 1999 which provided for, inter alia, (i) the making of Lease Financing Loans by AMRESCO to eRoom SPE, and (ii) the disposition of pools of Business Leases or Lease Financing Loans through Securitizations (as more fully defined in the Master Lease Agreement, the “Program”);

WHEREAS, to more fully document the Program, the eRoom Parties and AMRESCO entered into that certain Master Business Lease Financing Agreement dated May, 11, 2000, as amended and restated by the Master Lease Agreement;

WHEREAS, on June 1, 2002, eRoom SPE and AMRESCO amended the existing Lease Financing Notes and consolidated them into one Amended and Restated Promissory Note (the “Amended Note”) having an interest rate of 17.19% with an aggregate outstanding Loan Amount of $1,594,032.49 and a total Credit Enhancement Amount of $16,482.28 (collectively, the “Obligations”);

WHEREAS, the Obligations are evidenced and/or governed by the terms and conditions of the Master Lease Agreement and the exhibits thereto (as the same may have been executed and delivered by the parties thereto, the “Governing Documents”);

WHEREAS, on September 18, 2002, the eRoom Parties were notified by AMRESCO that AMRESCO intended to cease funding loans to eRoom SPE under the Program;

WHEREAS, as of September 30, 2003, the outstanding balances of the Obligations were as follows:  Loan Amount of $1,362,709.52 and Credit Enhancement Amount of $16,428.28;

WHEREAS, AMRESCO has transferred its ownership in the Amended and Restated Promissory Note evidencing the Obligations and the Governing Documents to Wachovia Trust Company, N.A. as Owner Trustee and Wells Fargo Bank Minnesota, N.A. as Indenture Trustee of the ACLC Business Loan Receivables Trust 2002-1 pursuant to an Indenture Agreement dated April 1, 2002 (the “2002-1 Trust”);

WHEREAS, AMRESCO is a wholly-owned subsidiary of AFI;

WHEREAS, AFI is the servicing agent for the 2002-1 Trust and is authorized to make changes to the loans owned by the same;

WHEREAS, Gestetner is willing to invest $250,000 (the “New Capital”) in eRoom through the purchase of a secured promissory note (the “Gestetner Note”) on substantially the terms and conditions set forth in the term sheet attached hereto as Exhibit A, subject to, inter alia, the agreement by AFI and the eRoom Parties to amend the terms and conditions of the Governing Documents governing the Obligations as set forth in that certain letter agreement dated August 20, 2003 by and between Gestetner and AFI (the “LOI”); and

WHEREAS, AFI and the eRoom Parties are willing to agree to the amendments set forth in the LOI (the “Amendments”) and desire to set forth such amendments in this Agreement, the effectiveness of which shall be subject to the investment by Gestetner of the New Capital into eRoom through Gestetner’s purchase of the Gestetner Note.

NOW THEREFORE, in consideration of the premises and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

Article I

Amendment of Notes; Issuance of Warrants

Section 1.1

Amendment of Notes.  Notwithstanding anything set forth in the Governing Documents to the contrary and with effect commencing on the first day of the month following the closing date of the investment by Gestetner, directly or indirectly, of the New Capital into eRoom through the purchase of the Gestetner Note (e.g. October 1, 2003 if the investment is made in September 2003) (the “Effective Date”), and subject to the provisions of Section 1.1(e) of this Agreement, the parties hereby amend the Governing Documents, in each case as appropriate, to give effect to the following provisions:

(a)

8% Period.  For the two-year period immediately following the Effective Date, the parties agree that the rate at which interest shall accrue on the Obligations shall be eight (8.0%) percent per annum, payable as set forth in the Governing Documents;

(b)

10% Period.  Commencing on the date immediately following the second anniversary of the Effective Date and until the Obligations are paid in full, the rate at which interest shall accrue on the Obligations shall be ten (10.0%) percent per annum, payable as set forth in the Governing Documents;

(c)

Prepayment.  The Obligations may be prepaid at any time by paying to AMRESCO one hundred five (105%) percent of the then outstanding principal amounts outstanding under the Amended Note, plus accrued and unpaid interest thereon, if any.

(d)

Forbearance.  From and after the Effective Date and for such time (the “Forbearance Period”) as the eRoom Parties have made all required monthly payments in accordance with the amortization schedule attached hereto as Exhibit B (the “Amortization Schedule”), AMRESCO and AFI agree not to, and to cause the 2002-1 Trust to not,  (i) declare a default, event of default or any other breach under any of the Governing Documents, (ii) accelerate or otherwise demand repayment of any of the Obligations, (iii) demand compliance by any of the eRoom Parties with any of the warrants or covenants set forth in the Governing Documents, except as may relate to the unauthorized disposition, conveyance or other transfer of any collateral supporting the Obligations in violation of the terms of the Governing Documents, or (iv) transfer or permit the transfer of any of the Obligations to a third party without such third party transferee agreeing to be bound by the provisions of this Agreement.

(e)

Reversion of Interest Rates.  Notwithstanding anything herein to the contrary, upon either (i) the failure of the eRoom Parties to make any required monthly payment to AMRESCO or AFI in accordance with the Amortization Schedule or (ii) the unauthorized disposition, conveyance or other transfer of any collateral supporting the Obligations in violation of the terms of the Governing Documents, in either case which failure or violation shall not have been cured within 15 days of the occurrence thereof, the Amendments effected by Sections 1.1(a), (b) and (c) of this Agreement shall be of no further force or effect and the original interest rate of 17.19% shall revert back into effect from the Effective Date.

Section 1.2

Issuance of Warrants.  In consideration of AMRESCO’s agreement to effect the Amendments pursuant to this Agreement and the payment of Ten Dollars ($10.00), the receipt and sufficiency of which is hereby acknowledged by eRoom, eRoom agrees to issue to AFI a warrant (the “AMRESCO Warrant”) to purchase up to Four Hundred Thousand (400,000) shares of common stock, par value $0.001 per share (“Common Stock”), of eRoom having an exercise price of $0.10 per share (the “Exercise Price”) and an expiration date five (5) years from the Effective Date, substantially in the form attached hereto as Exhibit C.  The issuance of the AMRESCO Warrant shall be conditioned upon the representations and warranties of AFI set forth in Article II below being true and correct as of the date hereof.  Notwithstanding anything stated herein to the contrary, if at anytime after December 31, 2005, the AMRESCO Warrant has an Intrinsic Value (as defined below) greater than $300,000 based upon the then current trading price of eRoom’s Common Stock, AFI will have the right to “put” the AMRESCO Warrant back to eRoom in exchange for $200,000 payable in 12 equal consecutive monthly installments with the first payment to be made on the last day of the month in which the “put” occurs.  For purposes of this Agreement and the AMRESCO Warrant, (i) “Intrinsic Value” shall mean the product of (A) the positive difference between the Fair Market Value (as defined below) of the Common Stock minus the Exercise Price, multiplied by (B) the number of shares of Common Stock issuable upon exercise of the AMRESCO Warrant (currently 400,000 shares); and (ii) “Fair Market Value” as of a date shall mean the average closing sale price of the Common Stock on the OTC Bulletin Board or such other nationally recognized trading market or exchange on which the Common Stock is then traded or quoted, as the case may be, over the 20 trading days during which a sale of Common Stock occurred immediately preceding such date; provided, however, if no such trading market exists for the Common Stock, the Fair Market Value shall be such value as determined in good faith by the Board of Directors of eRoom in its sole discretion.

Article II

Representations and Warranties

Section 2.1.  Representations and Warranties by Each of the Parties.  Each of the parties to this Agreement hereby represents and warrants, severally and not jointly, to each of the other parties hereto as follows:

(a)

Organization, Good Standing and Qualification.  Such party is an entity duly organized, validly existing and in good standing under the laws of the state of its formation or incorporation, as the case may be.

(b)

Requisite Power and Authority.  Such party has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions.  All action on such party’s part required for the lawful execution and delivery of this Agreement have been or will be effectively taken prior to the date hereof.  Upon its execution and delivery, this Agreement will be a valid and binding obligation of such party, enforceable in accordance with its terms.

Section 2.2

AFI Representations and Warranties.  AFI understands that neither the AMRESCO Warrant nor the shares of Common Stock issuable upon the exercise thereof (the “Warrant Shares”) have been registered under the Securities Act of 1933, as amended (the “Securities Act”) and that upon issuance such Warrant and Warrant Shares shall bear a restrictive legend.  AFI also understands that the AMRESCO Warrant and the Warrant Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon AFI’s representations contained in this Agreement.  AFI hereby represents and warrants to the eRoom Parties as follows:

(a)

AFI Bears Economic Risk.  AFI has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to eRoom so that it is capable of evaluating the merits and risks of its investment in eRoom and has the capacity to protect its own interests.  AFI must bear the economic risk of this investment indefinitely unless the AMRESCO Warrant (or the Warrant Shares) are registered pursuant to the Securities Act, or an exemption from registration is available.  AFI understands that eRoom has no present intention of registering the AMRESCO Warrant or the Warrant Shares.  AFI also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow AFI to transfer all or any portion of the AMRESCO Warrant or the Warrant Shares under the circumstances, in the amounts or at the times AFI might propose.

(b)

Acquisition for Own Account. AFI is acquiring the AMRESCO Warrant and the Warrant Shares for its own account for investment only, and not with a view towards their distribution, except for the subsequent transfer to the 2002-1 Trust.

(c)

AFI Can Protect Its Interest.  AFI represents that by reason of its, or of its management’s, business or financial experience, it has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement.  Further, AFI is aware of no publication of any advertisement in connection with the transactions contemplated in this Agreement.

(d)

Accredited Investor.  AFI represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

Section 2.3

Additional Representations and Warranties of eRoom.  eRoom hereby represents and warrants to AMRESCO the following:

(a)

Due Authorization; Validly Issued.  The issuance of the AMRESCO Warrant has been duly authorized and the Warrant Shares have been duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement and, with respect to the Warrant Shares, the AMRESCO Warrant and the Warrant Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the AMRESCO Warrant and the Warrant Shares may be subject to restrictions on transfer under state and/or federal securities laws or as otherwise required by such laws at the time a transfer is proposed.

(b)

Offering Valid.  Assuming the accuracy of the representations and warranties of AFI contained in Section 2.2 hereof, the offer, sale and issuance of the AMRESCO Warrant and the Warrant Shares will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

(c)

Investment Company Act.  eRoom is not an “investment company” within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Securities and Exchange Commission (“SEC”) thereunder.

(d)

Full Disclosure.  eRoom has provided AFI with all information requested by AFI in connection with its decision to purchase the AMRESCO Warrant, including all information eRoom believes is reasonably necessary to make such investment decision. Neither this Agreement, the exhibits hereto, nor any other document delivered by eRoom to AFI or its attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contains any untrue statement of a material fact nor, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

Article III

Miscellaneous

Section 3.1

Survival. The representations, warranties, covenants and agreements made herein shall survive for two years from the date hereof.

Section 3.2

Benefits of Agreement.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the AMRESCO Warrant or the Warrant Shares from time to time.

Section 3.3

Assignment.  This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party hereto without the prior written consent of the other parties; provided, that notwithstanding the foregoing, each of the eRoom Parties may assign this Agreement and the rights and obligations hereunder, in whole or in part, to an affiliate.  Any instrument purporting to make an assignment in violation of this Section 3.3 shall be void.

Section 3.4

Entire Agreement.  This Agreement and the exhibits hereto, and the other documents delivered in connection herewith or contemplated hereby constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.  This Agreement supersedes in its entirety the LOI.

Section 3.5

Severability.  In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.6

Further Assurances.  Each party agrees to execute such other documents, instruments, agreements and consents, and take such other actions as may be reasonable requested by the other parties hereto to effectuate the purposes of this Agreement.

Section 3.7

Amendment and Waiver.  This Agreement may be amended, modified or waived only upon the written consent of each of the parties hereto.

Section 3.8

Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance  by another party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring.  It is further agreed that any waiver, permit, consent or approval of any kind or character on a party’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies under this Agreement shall be cumulative and not alternative.

Section 3.9

Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the parties at the addresses as set forth in the first paragraph of this Agreement or at such other address as the parties may designate by ten (10) days advance written notice to the other parties hereto.

Section 3.10

Expenses.  Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement.

Section 3.11

Titles and Subtitles.  The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

Section 3.12

Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  Signature by facsimile shall be considered an original signature.

Section 3.13

GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAWS PROVISIONS).

Section 3.14

CONSENT TO JURISDICTION.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT OF NEW YORK SITTING IN NEW YORK CITY AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE LITIGATED EXCLUSIVELY IN SUCH COURTS.  EACH OF THE PARTIES TO THIS AGREEMENT AGREE NOT TO COMMENCE ANY LEGAL PROCEEDING RELATED HERETO EXCEPT IN SUCH COURT.  EACH OF THE PARTIES IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING IN ANY SUCH COURT AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Section 3.15

WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT HE OR IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.15.

Section 3.16

General.  All exhibits hereto are hereby incorporated by reference and made a part of this Agreement.

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IN WITNESS WHEREOF, each of the parties has caused this AGREEMENT to be duly executed and delivered as of the date first above written.

eRoomSystem Technologies, Inc.

By:__/s/ David S. Harkness

______

Name:  David S. Harkness

Title: Chief Executive Officer

eRoomSystem SPE, Inc.

By:__/s/ David S. Harkness

______

Name:  David S. Harkness

Title: Chief Executive Officer

eRoomSystem Services, Inc.

By:__/s/ David S. Harkness

______

Name:  David S. Harkness

Title: Chief Executive Officer

RSi BRE, Inc.

By:__/s/ David S. Harkness

______

Name:  David S. Harkness

Title: Chief Executive Officer

AMRESCO Leasing Corporation

By:__/s/ Matt Moore__________________

Name:  Matt Moore

Title: Vice President

AMRESCO Commercial Finance, Inc.

By:_/s/ Craig Christensen_______________

Name:  Craig Christensen

Title: Vice President

Gestetner Group, LLC

By:_/s/ David A. Gestetner_____________

Name:  David A. Gestetner

Title: Managing Member

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Exhibit A

Gestetner Financing Term Sheet

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Exhibit B

Amortization Schedule

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Exhibit C

Form of AMRESCO Warrant

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